EXHIBIT 10.6

Exclusive Distribution Contract with Multiadd.

                        EXCLUSIVE DISTRIBUTION AGREEMENT
                                     between
                                  Multiadd Ltd
                                       and
                     New Millennium Media International Inc.

Multiadd Ltd, hereinafter referred to as the "Company", and New Millennium Media International Inc., hereinafter referred to as the "Distributor", in consideration of the promises made herein and intending to be legally bound, agree as follows:

                               ARTICLE 1. RECITALS

     1.01 The Company is a corporation duly organised, validly existing, and in good standing under the Laws of England. The Company has its registered office at Faulkner House, Victoria Street, St. Albans, Herts, ALI 3SE.

     1.02 The Distributor is a corporation duly organised, validly existing, and in good standing under the law of the State of Colorado. The Distributor has its principle office and place of business at 101 Philippe Parkway, Suite 305, Safety Harbor, Florida, 34695, USA

     1.03 The Company is engaged in the manufacture and sale of poster display machines, commonly known as "Eyecatcher" and "MultiAdd display units". The Company is in possession and control of a Patent Licence Agreement between Maurice Grosse ("Licensor") and Multiadd Ltd ("Licensee").

     1.04 (a) The Distributor represents that they possess the technical facilities and ability to promote the sale and use of the products manufactured by the Company and is desirous of developing demand for and selling and leasing such Product on an exclusive basis in the Territory hereinafter described.

          (b) The Company is desirous of having the Distributor develop demand for and sell and lease its Product in such Territory on the Terms and Conditions set forth herein.

          INTERPRETATION

     1.05 In this Agreement, unless the context otherwise requires:

     "FORCE MAJEURE" means, in relation to either party, any circumstances beyond the reasonable control of that party (including, without limitation, any strike, lockout or other form of industrial action)

     "PRODUCT" means a poster changing machine incorporating elements of the United States Patent No. 4901460 (and including any casings, containers, attachments or accessories housing, or sold, in conjunction with the poster changing machine and together comprising the total of the product required by the customer) and "Products" shall be construed accordingly

     "INTELLECTUAL PROPERTY" means any patent, copyright, registered design, trade mark or other industrial or intellectual property right subsisting in the Territory in respect of the Product, and applications for any of the foregoing

     "RESTRICTED INFORMATION" means any information which is disclosed to either Party by the other party pursuant to or in connection with this Agreement (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such)

     "TERRITORY" means the 50 United States

     "TRADE MARKS" means:

          (a) the trade marks registered in the name of the Company of which particulars are given in Schedule C; and

          (b) such other trade marks as are used by the Company on or in relation to the Product at any time during this Agreement

     1.06 Any reference in this Agreement to "writing" or cognate expressions includes a reference to telex, cable, facsimile transmission or comparable means of communication.

     1.07 Any reference in this Agreement to any provision of a statute shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

     1.08 The headings in this Agreement are for convenience only and shall not affect its interpretation.

                           ARTICLE 2. DISTRIBUTORSHIP

     2.01 (a) The Company appoints the Distributor as the exclusive distributor for the sale and lease of the Product at either wholesale or retail within the Territory. The Territory so described may be subsequently enlarged, reduced, or otherwise changed in area with the mutual written consent of the parties hereto.

          (b) During the continuance of this Agreement, the Company shall not appoint any other or different person, firm, organisation, entity, or corporation to sell or lease the Product in the Territory.

          (c) During the continuance of this Agreement, the Company shall use its best endeavours to restrict all of its distributors or agents from selling or leasing the Product in the territory of another distributor or agent.

     2.02 The Distributor accepts the appointment to develop demand for and to sell and lease the Product within the Territory and will make all sales and leases hereunder in accordance with this Agreement.

     2.03 Unless terminated as hereinafter provided in Section 10, this Agreement and the appointment of the Distributor hereunder shall, continue in force until December 31, 2001 and shall be automatically renewed annually thereafter and govern all transactions between the parties hereto.

     2.04 The Distributor shall be entitled to describe itself as the Company's "Authorised Distributor" for the Product, but shall not hold itself out as the Company's agent for sales or leases of the Product or as being entitled to bind the Company in any way.

     2.05 The Distributor shall not sell any of the Product which it purchases from the Company through a sales agent or to a sub-distributor without the express written permission of the Company, such consent not to be unreasonably withheld, PROVIDED THAT the Distributor shall at all times be responsible to the Company for the acts deeds or occasions of any such agent or sub-distributor.

     2.06 Nothing in this Agreement shall entitle the Distributor to:

          (a) any priority of supply in relation to the Product as against the Company's other distributors or customers; or

          (b) any right or remedy against the Company if any of the Product are sold in the Territory by any person or entity outside the Territory other than the Company.

     2.07 If in any period of this Agreement the number of units ordered and paid for falls short of the values for such period as shown in Section 5.08 then, the Company shall be entitled, by giving not less than one weeks written notice to the Distributor within one month after the end of that period of this Agreement, to:

          (a) terminate the restrictions on the Company specified in Section 2.01(b); or

          (b) terminate this Agreement.

     2.08 The Distributor shall not during the continuance of this Agreement:

          (a) obtain the Product (or any goods which compete with the Product) for resale or lease from any person or entity other than the Company;

          (b) be concerned or interested, either directly or indirectly, in the manufacture or distribution in the Territory of any goods which compete with the Product;

          (c) seek customers, establish any branch or maintain any distribution depot for the Product in any country which is outside the Territory; or

          (d) sell the Product to any customer which is:

               (1) outside the Territory; or

               (2) within the Territory if to the knowledge of the Distributor that customer intends to resell the Product in any country which is outside the Territory.

                                ARTICLE 3. ORDERS

     3.01 (a) All orders the Company receives for the Product from the Distributor are subject to acceptance by the Company, and the Company shall promptly notify the Distributor of any orders that it rejects or cannot fulfil.

          (b) The Company will use its best endeavours to supply the Product to the Distributor in accordance with the Distributor's orders.

          (c) The Company shall not be under any obligation to continue the manufacture of all or any of the Product, and shall be entitled to make such alterations to the specifications of the Product as it may think fit.

          (d) Each of the orders for the Product shall constitute a separate contract, and any default by the Company in relation to any one order shall, except in the event of Force Majeure or Section 3.03, entitle the Distributor to terminate this Agreement in the manner hereunder.

          (e) The Distributor shall, in respect of each order for the Product to be supplied hereunder, be responsible for:

               (1) ensuring the accuracy of the order;

               (2) providing the Company with any information which is necessary in order to enable the Company to fulfil the order and to comply with all labelling, marketing and other applicable legal requirements in the Territory; and

               (3) obtaining any necessary import licences, certificates of origin or other requisite documents, and paying all applicable customs, duties and taxes in respect of the importation of the Product into the Territory and their sale or lease in the Territory.

     3.02 The Distributor shall give the Company not less than one month's written notice of its estimated requirements of the Product for each month, and shall promptly notify the Company of any changes in circumstances that may affect its requirements.

     3.03 Upon receipt and confirmation of each order the Company shall as soon as is practicable inform the Distributor of the Company's estimated delivery date for the consignment. The Company shall use all reasonable endeavours to meet the delivery date and the Company shall have no liability to the Distributor if, notwithstanding such endeavours, there is any unforeseen delay in delivery.

     3.04 The title to any consignment of the Product shall not pass to the Distributor until the Company has received payment in full of the price thereof.

     3.05 Risk of loss of or damage to any consignment of the Product shall pass to the Distributor from the time the Company notifies the Distributor that such consignment has been placed in a despatch area, clearly labelled for delivery and is available for collection or from the time of delivery to the carrier at the Company's premises, whichever is earlier.

     3.06 The standard conditions of sale of the Company from time to time shall apply to all sales of the Product to the Distributor pursuant to this Agreement, except to the extent that any of the same is inconsistent with any of the provisions of this Agreement, in which case the latter shall prevail.

                              ARTICLE 4. PRICING AND PAYMENT

     4.01 All of the Product to be supplied to the Distributor pursuant to this Agreement shall be sold on an Ex-Works basis, and accordingly the Distributor shall, in addition to the price, be liable for arranging and paying all costs of packaging, transport and insurance of each consignment.

     4.02 Where the Company agrees to arrange for transport and insurance as agent for the Distributor the Company does so as the agent and the Distributor shall be responsible for acts, deeds or omissions of the Company whilst acting in this capacity as if such acts, deeds or omissions were that of the Distributor, the Company shall provide the Distributor with a schedule of costs prior to making final arrangements for shipment and insurance coverage, and the Distributor shall not unreasonably withhold its approval of such costs, and the Distributor shall reimburse to the Company the full costs thereof and all the applicable provisions of this Agreement shall apply with respect to the payment of such costs as they apply to payment of the price of the Product.

     4.03 The prices for the Product to be supplied hereunder shall be the Company's Ex-Works net wholesale prices as described in Schedule A, and accordingly the Company shall:

          (a) supply to the Distributor up to date Ex-Works price lists from time to time; and

          (b) give the Distributor not less than ninety days notice in writing of any alteration in such price lists, and the prices as so altered shall apply to all of the Product ordered on or after the applicable date of the increase.

     4.04 Full payment of any order must be received by MultiAdd within 7 days of the order being placed.

     4.05 If the Distributor fails to pay for any of the Product within 15 (fifteen) days after the date of the invoice thereof, the Company shall be entitled (without prejudice to any other right or remedy it may have) to:

          (a) cancel or suspend any further delivery to the Distributor under any order;

          (b) sell or otherwise dispose of any of the Product which are the subject of any order by the Distributor, whether or not appropriated thereto, and apply the proceeds of sale to the overdue payment; and

          (c) charge the Distributor interest on the price at the rate of 10% (ten per cent) per annum above the National Westminster Bank plc base rate in force from time to time from the date the payment became due until actual payment is made (irrespective of whether the date of payment is before or after any judgement or award in respect of the same).

     4.06 All prices for the Product are exclusive of any applicable value added or any other sales tax, for which the Distributor shall be additionally liable.

     4.07 All payments shall be made by the Distributor in sterling (GBP), at the option of the Company, by:

          (a) cash;

          (b) SWIFT payment to such bank account as the Company may from time to time notify in writing to the Distributor;

                        ARTICLE 5. MARKETING AND SUPPORT

     5.01 The Distributor shall use its best endeavours to promote the sale and lease of the Product throughout the Territory and, subject to compliance by the Company of its obligations under Section 3.01(b), to satisfy market demand therefor.

     5.02 The Distributor shall be entitled, subject as provided in this Agreement, to promote and market the Product in the Territory in such manner as it may think fit, and in particular shall be entitled to resell or lease the Product to its customers at such prices as it may determine.

     5.03 The Distributor shall maintain such stocks of the Product as may be necessary to meet its customers' requirements.

     5.04 In connection with the promotion and marketing of the Product the Distributor shall:

          (a) make clear, in all dealings with customers and prospective customers, that it is acting as distributor of the Product and not as an agent of the Company;

          (b) comply with all legal requirements from time to time in force relating to the storage and sale or lease of the Product;

          (c) provide to the Company copies of its up to date price lists;

          (d) provide the Company on a quarterly basis with a report, in such form as the Company may reasonable require, of sales and leases of the Product which it has made in the preceding quarter and containing such other information as the Company may reasonably require;

          (e) from time to time consult with the Company's representatives for the purpose of assessing the state of the market in the Territory and permit them to inspect any premises or documents used by the Distributor in connection with the sale or lease of the Product;

          (f) at the request of the  Company  provide to it copies of such sales
     aids,  including  (without  limiting  the  foregoing)   catalogues,   sales
     brochures and sales manuals, as relate to the Product;

          (g) use in relation to the Product only such advertising, promotional and selling materials as are approved in writing by the Company, and if the Company does not reject submitted advertising within 48 (forty-eight) hours of receipt then the submitted advertising shall be deemed approved;

          (h) maintain an active and suitably trained sales force;

          (i) provide and maintain at their own expense an efficient installation and maintenance service on all of the Product installed in the Territory to the minimum specification as described in Schedule D, and in accordance with any additional reasonable instructions issued from time to time by the Company; and

          (j) in connection with the maintenance of service on the Product, the Distributor shall carry in stock an adequate quantity of repair and replacement parts, as the Company may reasonably require, and provide at a reasonable price to the Distributor. In determining the number of parts that the Distributor is expected to stock, the Company will be governed by the number of its products in the Distributor's Territory to be serviced.

     5.05 (a) The Company shall from time to time provide the Distributor with such samples, catalogues, brochures and up to date information concerning the

Product in the Company's standard format as the Company may consider appropriate in order to assist the Distributor to produce same in their own format for the sale or lease of the Product in the Territory, and the Company shall endeavour to answer as soon as practicable any technical enquiries concerning the Product which are made by the Distributor or its customers.

          (b) The Company agrees to provide at the Company's expense operating, marketing and technical and customer service support to the Distributor to the minimum as described in Schedule B hereinafter, and the Distributor may reasonably request further marketing and technical support from the Company at the expense of the Distributor.

     5.06 The Distributor may charge to and collect from each person or entity that it sells or leases the Product acquired hereunder the following items, with no additional royalties or fees payable to the Company:

          (a) freight charges; and

          (b) installation, service, maintenance charges to be set forth on the invoice they render to the purchaser or lessee.

     5.07 Notwithstanding the obligations of the Company in Section 2.01(c), where the sale or lease of the Product is made in the territory of one distributor and installation is made in the territory of another distributor:

          (a) Subject to the provisions of Subsection (b) the gross profit, being the difference between the selling distributor's regular cost and the actual selling price, resulting from the sale or lease shall be divided as follows: 30% of the gross profit to the selling distributor and 70% to the distributor in whose territory the installation is made PROVIDED THAT the Company shall have no responsibility to determine the accuracy of a distributor's report of gross profit nor in any manner for the debt of one distributor to another distributor.

          (b) In case of removal or resale of the Product by the purchaser for use in another territory, Subsection (a) shall not apply.

          (c) If any dispute arises between the distributors over the division of gross profits as referred to in Subsection (a) they shall submit the dispute to the Company, and its decision thereon shall be binding and final.

          (d) Nothing in this Section shall be construed so as to allow any distributor the right to sell, transfer, assign, lease, or license the Product in the Territory without the express prior written consent of the Distributor.

     5.08 In the event that the Distributor's purchases from the Company are less than the minimum value hereinafter set forth, the Company shall have the right to terminate this Agreement as provided in Section 10. The minimum quotas are:

Through the period January 1st 2000 - 31st March 2000
(pound) 30,000.00
Through the period 1st April 2000 - 31st June 2000
(pound) 30,000.00
Through the period 1st July 2000 - 31st September 2000
(pound) 30,000.00
Through the period October 1st - 31st December 2000
(pound) 30,000.00

The minimum value for each succeeding quarter thereafter will be (pound) 30,000.00.

     5.09 The Company agrees to provide Product to the Distributor at the minimum rate of 20 units per month, providing the Distributor has ordered and paid for such Product in the manner herein described.

                        SECTION 6. INTELLECTUAL PROPERTY

     6.01 The Company hereby authorises the Distributor to use any Trade Marks held by the Company from time to time in the Territory on or in relation to the Product for the purposes only of exercising its rights and performing its obligations under this Agreement and, subject as provided in Section 5.08, the Company shall not so authorise any other person or entity.

     6.02 The Distributor shall ensure that each reference to and use of any Trades Marks by the Distributor is in a manner from time to time approved by the Company and accompanied by an acknowledgement, in a form approved by the Company, that the same is a trade mark (or registered trade mark) of the Company.

     6.03 The Distributor shall not:

          (a) make any modifications to the Product or their packaging;

          (b) alter, remove or tamper With any Trade Marks, Patent Labels, numbers, or other means of identification used on or in relation to the Product;

          (c) use any of the Trade Marks in any way which might prejudice their distinctiveness or validity or goodwill of the Company therein;

          (d) use in relation to the Product any trade marks other than the Trade Marks without obtaining the prior written consent of the Company; or

          (e) use in the Territory any trade marks or trade names so resembling any trade mark or trade names of the Company as to be likely to cause confusion or deception.

     6.04 Except as provided in Section 7.01 the Distributor shall have no rights in respect of any trade names or Trade Marks used by the Company in relation to the Product or the other Intellectual Property rights of or the goodwill associated therewith, and the Distributor hereby acknowledges that, except as expressly provided in this Agreement, it shall not acquire any rights in respect thereof and that all such rights and goodwill are, and shall remain, vested in the Company.

     6.05 The Distributor shall, at the expense of the Company, after prior written consent, take all such steps as the Company may reasonably require to assist the Company in maintaining the validity and enforceability of the Intellectual Property of the Company during the term of this Agreement.

     6.06 The Distributor shall at the request of the Company execute such registered user Agreements or licenses in respect of the use of any Trade Marks in the Territory as the Company may reasonably require, provided that the provisions thereof shall not be more onerous or restrictive than the provisions of this Agreement.

     6.07 The Distributor shall not do or authorise any third party to do any act which would or might invalidate or be inconsistent with any Intellectual Property of the Company and shall not omit or authorise any third party to omit to do any act which, by its omission, would have that effect or character.

     6.08 The Distributor shall promptly and fully notify the Company of any actual, threatened or suspected infringement in the Territory of any Intellectual Property of the Company which comes to the Distributors notice, and any claim by any third party so coming to its notice that the importation of the Product into the Territory, or their sale therein, infringes any rights of any other person, and the Distributor shall at the request and expense of the Company do all such things as may be reasonably required to assist the Company in taking or resisting any proceedings in relation to any such infringement or claim.

                           ARTICLE 7. CONFIDENTIALITY

     7.01 Except as provided by sections 7.02 and 7.03, the Parties to this Agreement shall at all times during the continuance of this Agreement and after its termination:

          (a) use its best endeavours to keep all Restricted Information confidential and accordingly not to disclose any Restricted Information to any other person; and

          (b) not use any Restricted Information for any purpose other than the performance of the obligations under this Agreement.

     7.02 Any Restricted Information may be disclosed by the Distributor to:

          (a) any customers or prospective customers;

          (b) any governmental or other authority or regulatory body; or

          (c) any employees of the Distributor or any of the aforementioned persons, to such extent only as is necessary for the purposes contemplated by this Agreement, or as is required by law and subject in each case to the Distributor using its best endeavours to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.

     7.03 Any Restricted Information may be used by the Distributor for any purpose, or disclosed by the Distributor to any other person, to the extent only that:

          (a) it is at the date hereof, or hereafter becomes, public knowledge through no fault of the Distributor (provided that in doing so the Distributor shall not disclose any Restricted Information which is not public knowledge); or

          (b) it can be shown by the Distributor, to the reasonable satisfaction of the Company, to have been known to it prior to its being disclosed by the Company to the Distributor.

                  ARTICLE 8. WARRANTIES, LIABILITY AND INSURANCE

     8.01 Subject as herein provided the Company warrants to the Distributor that:

          (a) all of the Product supplied hereunder will be of merchantable quality and will comply with any specification agreed for them;

          (b) the Trade Marks of which registration particulars are given in Schedule C are registered in the name of the Company and that it has disclosed to the Distributor all trade marks and trade names used by the Company in relation to the Product at the date of this Agreement; and

          (c) it is not aware of any rights of any third party in the Territory which would or might render the sale of the Product, or the use of any of the Trade Marks on or in relation to the Product, unlawful.

     8.02 In the event of any breach of the Company's warranty in Section 8.01(a) (whether by reason of defective materials, production faults or otherwise) the Company's liability shall be limited to:

          (a) replacement of the Product in question; or

          (b) at the Company's option, repayment of the price (where this has been paid).

     8.03 Notwithstanding anything to the contrary in this Agreement, the Company shall not, except in respect of death or personal injury caused by the negligence of the Company, be liable to the Distributor by reason of any representation or implied warranty, condition or other term or any duty at common law, or under the express terms of this Agreement, for any consequential loss or damage (whether for loss of profit or otherwise and whether occasioned by the negligence of the Company or its employees or agents or otherwise) arising out of or in conjunction with any act or omission of the Company relating to the manufacture or supply of the Product, their resale by the Distributor or their use by any customer.

     8.04 Except for a fraudulent act by an employee, officer or director of either party related to this Agreement, the parties to this Agreement agree that any claim or dispute arising out of or related to this Agreement shall not subject the Company's nor the Distributor's individual employees, officers or directors to any personal legal exposure for the risks associated with this Agreement. Therefore, and notwithstanding anything to the contrary contained herein, the Company and the Distributor agree that as their sole and exclusive remedy, any claim, demand or suit shall be directed and/or asserted only against the Company or the Distributor and not against any of its employees, officers or directors.

     8.05 Within 30 days of the execution of this Agreement the Distributor shall take out Product Liability Insurance for the Company's products within the Territory of an appropriate value, subject to any State Laws, providing such value has a minimum initial cover of $1,000,000.00 and which shall rise to a minimum of $2,500,000.00 after 1000 units have been installed and $5,000,000.00 after 2000 units have been installed, within the Territory, and the Distributor shall furnish the Company with evidence that such cover has been taken out.

     8.06 Each party to this Agreement shall not be responsible for the other party's legal costs however such costs are incurred.

                            ARTICLE 9. FORCE MAJEURE

     9.01 If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

     9.02 Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure; and the time for performance of that obligation shall be extended accordingly.

     9.03 If the Force Majeure in question prevails for a continuous period in excess of six months, the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

                      ARTICLE 10. DURATION AND TERMINATION

     10.01 This Agreement shall come into force on the day specified in Section 15 and, subject as provided in Sections 2.03, 10.02 and 10.03, shall continue in force until December 31 2001 and thereafter unless or until terminated by either party giving to the other not less than 3 (three) months' written notice expiring at or at any time after the end of that period.

     10.02 The Company shall be entitled to terminate this Agreement:

          (a) as provided in Section 2.07; or

          (b) by giving not less than thirty days' written notice to the Distributor if:

               (1) there is at any time any material change in the management, ownership or control of the Distributor; or

               (2) the Distributor at any time challenges the validity of any Intellectual Property of the Company.

     10.03 Either party shall be entitled forthwith to terminate this Agreement by written notice to the other if:

          (a) the other party commits any breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy (except for non-payment by the Distributor) fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied

          (b) an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other party;

          (c) that the other party becomes subject to an administration order;

          (d) that the other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company or entity resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);

          (e) anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to that other party; or

          (f) that other party ceases, or threatens to cease, to carry on business.

     10.04 For the purpose of Section 10.03(a), a breach shall be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

     10.05 Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision thereof.

     10.06 The rights to terminate this Agreement given by this Section shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

                     ARTICLE 11. CONSEQUENCES OF TERMINATION

     11.01 Upon the termination of this Agreement for any reason:

          (a) the Company shall be entitled (but not obliged) to repurchase from the Distributor all or part of any stocks of the Product then held by the Distributor at the price paid by the Distributor to the Company for such stocks or the value at which they stand in the books of the Distributor, whichever is lower; provided that:

               (1) the Company shall be responsible for arranging and for the cost of, transport and insurance; and

               (2) the Distributor may sell stocks for which it has accepted orders from customers prior to the date of termination, or in respect of which the Company does not, by written notice given to the Distributor within seven days after the date of termination exercise its right to repurchase, and for those purposes and to that extent the provisions of this Agreement shall continue in full force and effect;

          (b) the Distributor shall, except where the breach causing the termination has been committed by the Company, at its own expense within 30 days send to the Company or otherwise dispose of in accordance with the directions of the Company all samples of the Product and any advertising, promotional or sales material relating to the Product then in the possession of the Distributor;

          (c) outstanding unpaid invoices rendered by the Company in respect of its products shall become immediately payable by the Distributor and invoices in respect of the Product ordered prior to termination but for which an invoice has not been submitted shall be payable immediately upon submission of the invoice;

          (d) the  Distributor  shall cease to promote,  market or advertise the

     Product or to make any use of any of the Trade Marks other than for the purpose of selling stock in respect of which the seller does not exercise its right to repurchase;

          (e) the Distributor shall at its own expense, except where the breach causing the termination has been committed by the Company, join with the Company in procuring the cancellation of any registered user agreements entered into pursuant to Section 6.06;

          (f) the provisions of Sections 7 and 8 shall continue in force in accordance with their respective terms;

          (g) the Distributor shall have no claim against the Company for compensation for loss of distribution rights, loss of goodwill or any similar loss; and

          (h) subject as otherwise provided herein and to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement.

                         ARTICLE 12. NATURE OF AGREEMENT

     12.01 The Company shall be entitled to perform any of the obligations undertaken by it and to exercise any of the rights granted to it under this Agreement through any other company which at the relevant time is its holding company or subsidiary (as defined by s736 of the Companies Act 1985) or the subsidiary of any such holding company and any act or omission of any such company shall for the purposes of this Agreement be deemed to be the act or omission of the Company.

     12.02 The Company may assign this Agreement and the rights and obligations thereunder.

     12.03 This Agreement is personal to the Distributor, which (subject to the provisions of Section 2.05) may not without the written consent of the Company whose approval shall not be unreasonably withheld, assign, mortgage, charge (otherwise than by floating charge) or dispose of any of its rights hereunder, or subcontract or otherwise delegate any of its obligations hereunder.

     12.04 Subject as provided in section 4.02, nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of principle and agent or employer and employee between the parties.

     12.05 This Agreement contains the entire agreement between the parties with respect to the subject matter thereof, supersedes all previous agreements and understandings between the parties with respect thereto, and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

     12.06 Each party acknowledges that, entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

     12.07 If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, this Agreement. shall continue to be valid as to the other provisions thereof and the remainder of the affected provision.

                     ARTICLE 13. ARBITRATION AND PROPER LAW

     13.01 Any dispute arising out of or in connection with this Agreement shall be referred to the arbitration in London of a single arbitrator appointed by agreement between the parties or, in default of agreement, nominated on the application of either party by the President for the time being of The Law Society.

     13.02 This Agreement shall be governed by and construed in all respects in accordance with the Laws of England, and each party hereby submits to the exclusive jurisdiction of the English Courts.

                         ARTICLE 14. NOTICES AND SERVICE

     14.01 Any notice or other information required or authorised by this Agreement to be given by either party to the other may be given by hand or sent (by first class pre-paid post, telex, cable, facsimile transmission or comparable means of communication) to the other party at the address referred to in Section 14.04.

     14.02 Any notice or other  information  given by post  pursuant  to Section
14.01 which is not returned to the sender as undelivered shall be deemed to have been given on the day after the envelope containing the same was so posted: and proof that the envelope containing any such notice or information was properly addressed, pre-paid, registered and posted, and that it has not been so returned to the sender, shall be sufficient evidence that such notice has been duty given.

     14.03 Any notice or other information sent by telex, cable, facsimile transmission or comparable means of communication shall be deemed to have been duly sent on the date of transmission, provided that a confirming copy thereof is sent by first class pre-paid post to the other party at the address referred to in Section 14.04 within 24 hours after transmission.

14.04 Service of any legal proceedings concerning or arising out of this Agreement shall be effected by causing the same to be delivered to the Company Secretary of the party to be served at its registered office or to such address within England and Wales as may from time to time be notified in writing by the party concerned.

                           ARTICLE 15. NOTIFICATION.

     15.01 As soon as practicable after the execution, of this Agreement the Company shall procure that particulars of this Agreement are duly furnished to the Director General or Fair Trading in accordance with the provisions of the Restrictive Trade Practices Act 1976 and accordingly none of the provisions of this Agreement other than this provision shall come into force, and none of the parties shall give effect thereto, until the day after such step has been taken.

                                   SCHEDULE A

                                      PRICE

                              1117  (pound)  770.00
                              1722  (pound)  820.00
                              2030  (pound) 1637.00
                              3040  (pound) 2346.00
                              4060  (pound) 3011.00
                              4872  (pound) 3406.00

The following volume discounts can be applied to each individual order placed. 2-10 units 10%, 11-50 units, 20%, 51-100 units 30%, 100 units+ 40%

                                   SCHEDULE B

                                     SUPPORT

                                      None

                                   SCHEDULE C

                                   TRADE MARKS
                                      none

                                   SCHEDULE D

Provide:

(1) a Customer Warranty similar to that set by the Company's customer commitment in the U.K. anywhere within the Territory:

"Multiadd Ltd warrants to the user that if this Machine is or becomes defective and the defect results from faulty materials and or workmanship and not in any way from accident, misuse or mishandling by the user or other we shall, at our sole option, repair or replace such defective machines or part thereof free of charge on the following basis

A. In the case of components, parts and workmanship for a period of 12 months from the date of purchase and

B. provided that the glass screen, poster carriers and fluorescent lamps shall be excluded from this warranty.

This warranty is valid in the United Kingdom only and is not transferable. For non UK please refer to your Distributor.

This warranty shall be null and void if the Machine is tampered with, misused or abused, or if the serial number plate is defaced or removed.

This does not affect your statutory right. " ; and

(2) A Maintenance / Service Operation offering regular routine visits to any Product installed anywhere within the Territory.

(3) A 3 (three) working day response to a breakdown call-out for the Product anywhere within the Territory.

SIGNED /s/
       .............................
for and on behalf of the Company.

Print Name (illegible)
           .........................

Date 9th December, 1999
     ...............................

SIGNED by: /s/ John Thatch
           .........................
for and on behalf of the Distributor.

Print Name John Thatch, Pres.
           .........................

Date 12-09-99
     ...............................